EXHIBIT 99.6
Citigroup Inc.
EUR 2,500,000,000 5.00% Notes due 2019
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount of Series:	EUR 2,500,000,000
4.	Issue Price:	99.493% of the Aggregate Nominal Amount
5.	Specified Denominations:	EUR 1,000, EUR 10,000 and EUR 100,000
6.	Issue Date:	2 August 2004
7.	Maturity Date:	2 August 2019
8.	Interest Basis:	Fixed Rate (as specified below)
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg Stock Exchange
PROVISIONS RELATING TO INTEREST PAYABLE
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	5.00% per annum payable annually in arrears
	(ii) Interest Payment Dates:	2 August in each year, commencing 2 August 2005
	(iii) Fixed Coupon Amounts:	EUR 50 per Note of EUR 1,000 in Nominal Amount; EUR 500 per Note of EUR 10,000 in Nominal Amount and EUR 5,000 per Note of EUR 100,000 in Nominal Amount
	(iv) Day Count Fraction:	Actual/Actual (ISMA)
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable on redemption for taxation purposes or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Additional Financial Centers relating to Payment Dates:	London and New York
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0197646218
20.	Common Code:	019764621